Exhibit 99.9

Schedule of New Private Placement Investors

Each of the New Private Placement Investors listed in the below schedule have signed a subscription agreement that is consistent in all material respects with the form of subscription agreement filed as Exhibit 10.15.

	Name	Number of Shares of New Volta Class A Common Stock Subscribed For	Purchase Price
1.	1248 Holdings, LLC	250,000	$2,500,000
2.	AGR Trading SPC-Series EC Segregated Portfolio	7,316	$73,160
3.	Alyeska Master Fund, L.P.	800,000	$8,000,000
4.	Antara Capital Master Fund LP	800,000	$8,000,000
5.	Arena Capital Fund, LP - Series 3.	200,000	$2,000,000
6.	Arena Capital Fund, LP - Series 5	200,000	$2,000,000
7.	Arena Capital Fund, LP - Series 9	300,000	$3,000,000
8.	Arena Capital Fund, LP - Series 14	50,000	$500,000
9.	Atlas Point Energy Infrastructure Fund, LLC	1,500,000	$15,000,000
10.	Bella Boyce LLC	500,000	$5,000,000
11.	BEMAP Master Fund Ltd	71,490	$714,900
12.	Bespoke Alpha MAC MIM LP	9,089	$90,890
13.	BGF ESG Fixed Income Global Opportunities Fund	36,717	$367,170
14.	BGF Fixed Income Global Opportunities Fund	337,556	$3,375,560
15.	BlackRock Capital Allocation Trust	232,305	$2,323,050
16.	BlackRock Global Allocation Collective Fund	84,612	$846,120
17.	BlackRock Global Allocation Fund, Inc..	847,278	$8,472,780
18.	BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.	6,602	$66,020
19.	BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.	281,491	$2,814,910
20.	BlackRock Global Funds – Global Allocation Fund	524,687	$5,246,870
21.	BlackRock Global Funds – Global Bond Income Fund	4,706	$47,060
22.	BlackRock Global Funds – Global Dynamic Equity Fund	20,417	$204,170
23.	BlackRock Global Long/Short Credit Fund of BlackRock Funds IV	51,474	$514,740
24.	BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V.	1,179,351	$11,793,510
25.	BlackRock Total Return Bond Fund	196,527	$1,965,270
26.	Boothbay Absolute Return Strategies, LP	14,076	$140,760
27.	Brookdale Global Opportunity Fund	222,000	$2,220,000
28.	Brookdale International Partners, L.P.	378,000	$3,780,000
29.	Copycat Holdings Inc.	85,000	$850,000
30.	CVI Investments, Inc.	250,000	$2,500,000
31.	D. E. Shaw Oculus Portfolios, L.L.C	437,500	$4,375,000
32.	D. E. Shaw Valence Portfolios, L.L.C.	1,312,500	$13,125,000
33.	Diameter Master Fund LP	500,000	$5,000,000
34.	DS Liquid Div RVA MON LLC	60,294	$602,940
35.	DSAM Alpha+ Master Fund	404,000	$4,040,000
36.	DSAM+ Master Fund	482,500	$4,825,000
37.	Electron Global Master Fund L.P.	446,915	$4,469,150
38.	Electron Infrastructure Master Fund, L.P.	331,693	$3,316,930
39.	FIAM Target Date Blue Chip Growth Commingled Pool	88,661	$886,610
40.	Fidelity Blue Chip Growth Commingled Pool	38,370	$383,700
41.	Fidelity Blue Chip Growth Institutional Trust	3,020	$30,200
42.	Fidelity Growth Company Commingled Pool	667,255	$6,672,550
43.	Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund	602,300	$6,023,000
44.	Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund.	106,716	$1,067,160

	Name	Number of Shares of New Volta Class A Common Stock Subscribed For	Purchase Price
45.	Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund	123,729	$1,237,290
46.	Fidelity Securities Fund: Fidelity Blue Chip Growth Fund	1,115,178	$11,151,780
47.	Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund	122,448	$1,224,480
48.	Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund	2,320	$23,200
49.	Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund	130,003	$1,300,030
50.	Ghisallo Master Fund LP	800,000	$8,000,000
51.	Hartree Partners, LP	750,000	$7,500,000
52.	HITE Carbon Offset LP	23,600	$236,000
53.	HITE Carbon Offset LTD	51,200	$512,000
54.	Hite Hedge ET LP	175,200	$1,752,000
55.	ICS Opportunities, LTD.	37,000	$370,000
56.	Integrated Core Strategies (US) LLC	802,100	$8,021,000
57.	Jane Street Global Trading, LLC	300,000	$3,000,000
58.	LMA SPC – MAP 112 Segregated Portfolio	149,400	$1,494,000
59.	MAP 204 Segregated Portfolio	1,025,000	$10,250,000
60.	Master Total Return Portfolio of Master Bond LLC	672,733	$6,727,330
61.	MCHC, LLC	100,000	$1,000,000
62.	Millais Limited	350,000	$3,500,000
63.	MMF LT, LLC	800,000	$8,000,000
64.	Monashee Pure Alpha SPV I LP	42,491	$424,910
65.	Monashee Solitario Fund LP	54,504	$545,040
66.	Neuberger Berman Principal Strategies Master Fund, LP	725,000	$7,250,000
67.	Nineteen77 Global Merger Arbitrage Opportunity Fund	26,950	$269,500
68.	Nineteen77 Global Merger Arbitrage Master Limited	161,525	$1,615,250
69.	Nineteen77 Global Multi-Strategy Alpha Master Limited	161,525	$1,615,250
70.	Park West Investors Master Fund, Limited	455,000	$4,550,000
71.	Park West Partners International, Limited	45,000	$450,000
72.	Riverview Group LLC	125,000	$1,250,000
73.	Salient Midstream & MLP Fund	118,535	$1,185,350
74.	Salient MLP & Energy Infrastructure Fund	404,129	$4,041,290
75.	Salient MLP Total Return Fund, L.P.	119,708	$1,197,080
76.	Salient MLP Total Return TE Fund, L.P.	45,924	$459,240
77.	SFL SPV I LLC	12,132	$121,320
78.	SFS Sycomore Eco Solutions	180,000	$1,800,000
79.	Shotfut Menayot Hul - Amitim, The Phoenix Insurance Company, Ltd.	400,000	$4,000,000
80.	Somerston Funding Limited	15,000	$150,000
81.	South Lake One, LLC	800,000	$8,000,000
82.	State of Utah, School and Institutional Trust Funds	61,704	$617,040
83.	Strategic Income Opportunities Bond Fund	23,544	$235,440
84.	Suvretta Capital Management on behalf of certain clients	300,000	$3,000,000
85.	Sycomore L/S Opportunities	170,000	$1,700,000
86.	TCIM Opportunities I Ltd.	198,728	$1,987,280
87.	Tech Opportunities LLC	1,750,000	$17,500,000
88.	Texas Mutual Insurance Company	75,000	$750,000
89.	The Phoenix Insurance Company, Ltd.	100,000	$1,000,000
90.	TOMS Capital Investment Management LP	92,899	$928,990
91.	TOMS Capital Investments LLC	208,373	$2,083,730
92.	Tortoise Direct Opportunities Fund II, LLP	675,000	$6,750,000